Exhibit 11

                     FOOTSTAR, INC. AND SUBSIDIARY COMPANIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                            PRIMARY AND FULLY DILUTED
                     ($ in millions, except per share data)

                                            Three Months     Nine Months
                                               Ended            Ended
                                          September 27,     September 27,
                                               1997             1997
                                          -------------     -------------

  Primary earnings per share:
     Net income                                  $18.8            $38.9
                                            ==========       ==========

     Average common shares
        outstanding                         28,384,855       29,751,521
     Dilutive effect of
        outstanding options                     91,710           78,946
                                            ----------       ----------
                                            28,476,565       29,830,467
                                            ==========       ==========

     Earnings per common
        share--primary                           $0.66            $1.30
                                            ==========       ==========

  Fully diluted earnings
     per share:
     Net income                                  $18.8            $38.9
                                            ==========       ==========

     Average common shares
        outstanding                         28,384,855       29,751,521
     Dilutive effect of
        outstanding options                    105,205          105,205
                                            ----------       ----------
                                            28,490,060       29,856,726
                                            ==========       ==========

     Earnings per common
        share--fully diluted                     $0.66            $1.30
                                            ==========       ==========